UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On October 25, 2007, the Board of Directors of Simon Property Group, Inc. (the “Company”) appointed David Simon Chairman of the Board of Directors effective October 25, 2007.  Melvin Simon and Herbert Simon, who had been serving as Co-Chairmen of the Board, have been named Chairmen Emeriti, also effective October 25, 2007.  David Simon will also continue to hold the office of Chief Executive Officer.  There is no change in compensation for David Simon in connection with his appointment as Chairman.

                The Company issued a press release on October 25, 2007 announcing the changes in its Executive Officers.  The press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                On October 25, 2007, the Board of Directors of the Company amended Article VI of the Company’s By-Laws to allow for the issuance of uncertificated shares.

                The By-Laws, as amended, are being filed as Exhibit 3.2 hereto and incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

Exhibit 3.2	By-Laws, as amended
Exhibit 99.1	Press Release issued on October 25, 2007

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2007		SIMON PROPERTY GROUP, INC.

	By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief
Financial Officer